                   As filed with the Securities and Exchange
                        Commission on December 20, 2002

                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                        Form S-3 Registration Statement
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                     AIG SunAmerica Life Assurance Company
 (doing business as ANCHOR NATIONAL LIFE INSURANCE COMPANY) ("Anchor National")
             (Exact name of registrant as specified in its charter)

     California                         6311                    86-0198983
   (State or other               (Primary Standard           (I.R.S. Employer
   jurisdiction of            Industrial Classification   Identification Number)
incorporation or Number)            organization)


                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                           Christine A. Nixon, Esquire
                                Anchor National
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                                  -------------

--------------------------------------------------------------------------------
                                        Proposed       Proposed
     Title of Each       Amount to      Maximum        Maximum        Amount of
  Plan of Securities        be       Offering Price    Aggregate    Registration
   to be Registered     Registered      per Unit         Price          Fee(1)
--------------------------------------------------------------------------------

Fixed
Annuity Contract        $50,000,000         *              *            $4,600
--------------------------------------------------------------------------------

     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

(1) Of the 70,290,000 units of interest under Fixed Annuity Contracts registered under Registration Statement No. 033-81476, as of November 30, 2002 $35,783,025 or the amount remaining upon the effective date of the filing, for which a filing fee was previously paid, are being carried forward pursuant to Rule 429.

*   N/A

Registrant is filing this Form S-3 Registration Statement to register additional shares of securities and to make certain additional non-material changes to the Registration Statement. Pursuant to oral permission to do so provided by Mr. William Kotapish to Anchor National and confirmed on April 26, 2001, this Registration Statement contains multiple prospectuses with the substantially similar MVA feature. The Registrant does not intend for this Form S-3 to delete from the Registration Statement, any document included in the Registration Statement but not filed herein, including any currently effective Prospectus or supplement thereto.

                        Polaris Choice/Polaris Choice II

                                     [LOGO]

                  POLARIS CHOICE/POLARIS CHOICE II PROSPECTUS

                               SEPTEMBER 30, 2002

Incorporated by Reference to Post-Effective Amendment No. 17 under The Securities Act of 1933 to Registration Statement File No. 033-81476 filed on September 30, 2002 and supplemented on November 27, 2002 pursuant to Rule 424(b)(3).


                         WM Diversified Strategies III

                                     [LOGO]

                    WM DIVERSIFIED STRATEGIES III PROSPECTUS

                                 APRIL 30, 2002

Incorporated by Reference to Post-Effective Amendment No. 15 under The Securities Act of 1933 to Registration Statement File No. 033-81476 filed on April 30, 2002 and supplemented on May 3, 2002 pursuant to Rule 424(b)(3).

                              Seasons Triple Elite

                                     [LOGO]

                        Seasons Triple Elite prospectus

                                 JULY 29, 2002

Incorporated by Reference to Post-Effective Amendment No. 16 under The Securities Act of 1933 to Registration Statement File No. 033-81476 filed on July 22, 2002.

                            VISTA CAPITAL ADVANTAGE

                                   PROSPECTUS

                               DECEMBER 30, 2002


               FLEXIBLE PAYMENT GROUP DEFERRED ANNUITY CONTRACTS

                                   ISSUED BY

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

                               IN CONNECTION WITH

                          VARIABLE ANNUITY ACCOUNT TWO

        The annuity has 11 investment choices - 5 fixed account options and 6 variable investment portfolios listed below. The 5 fixed account options include market value adjustment fixed accounts for specified periods of 1, 3, 5, 7 and 10 years. Each of the 6 variable investment portfolios invest solely in the shares of one of the following currently available underlying Funds of Mutual Fund Variable Annuity Trust:

    - International Equity                            - Asset Allocation
    - Capital Growth                                  - U.S. Government Income
    - Growth and Income                               - Money Market

Additional Underlying Funds may be made available in the future.

        Please read this prospectus carefully before investing and keep it for future reference. It contains important information about the Vista Capital Advantage Variable Annuity.


        To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated December 30, 2002. The SAI has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this prospectus. The Table of Contents of the SAI appears on page 29 of this prospectus. For a free copy of the SAI, call us at (800) 445-SUN2 or write to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299.


        In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

        ANNUITIES INVOLVE RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Anchor National Life Insurance Company is in the process of changing its name to AIG SunAmerica Life Assurance Company. We anticipate this process will take some time to implement in all jurisdictions where we do business. We expect the name change to be completed during 2003. To begin this process we officially changed the name in our state of domicile, Arizona. However, we continue to do business, today, under the name Anchor National and will refer to the Company by that name throughout this prospectus. You will be notified when the name is changed to AIG SunAmerica Life Assurance Company and we are no longer doing business as Anchor National. Please keep in mind, this is a name change only and will not affect the substance of your contract.


--------------------------------------------------------------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------


     Anchor National's Annual Report on Form 10-K for the year ended December 31, 2001, and its quarterly report on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 are incorporated herein by reference.


     All documents or reports filed by Anchor National under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

     Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

     Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
233 Broadway
New York, NY 10048

     To obtain copies by mail contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

     Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

     The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

     Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the above documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:

       Anchor National Life Insurance Company
      Annuity Service Center
      P.O. Box 54299
      Los Angeles, California 90054-0299
      Telephone Number: (800) 445-SUN2

--------------------------------------------------------------------------------

         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION
--------------------------------------------------------------------------------

     Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel, this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

                               TABLE OF CONTENTS


                                                              PAGE
ITEM                                                          ----
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     2
SECURITIES AND EXCHANGE COMMISSION POSITION ON
  INDEMNIFICATION...........................................     3
DEFINITIONS.................................................     5
HIGHLIGHTS..................................................     6
FEE TABLES..................................................     7
EXAMPLES....................................................     8
PERFORMANCE DATA............................................     9
DESCRIPTION OF ANCHOR NATIONAL, THE SEPARATE ACCOUNT AND THE
  GENERAL ACCOUNT...........................................     9
     Anchor National Life Insurance Company.................     9
     Separate Account.......................................    10
     General Account........................................    10
VARIABLE PORTFOLIO OPTIONS..................................    10
     Voting Rights..........................................    11
     Substitution of Securities.............................    11
FIXED ACCOUNT OPTIONS.......................................    12
     Fixed Accounts.........................................    12
     Market Value Adjustment ("MVA")........................    12
CONTRACT CHARGES............................................    13
     Insurance Charges......................................    13
     Withdrawal Charges.....................................    13
     Investment Charges.....................................    14
     Contract Maintenance Fee...............................    14
     Transfer Fee...........................................    14
     Premium Tax............................................    14
     Income Taxes...........................................    14
     Reduction or Elimination of Charges and Expenses, and
      Additional Amounts Credited...........................    14
     Free Withdrawal Amount.................................    15
     Nursing Home Waiver....................................    15
DESCRIPTION OF THE CONTRACTS................................    15
     Summary................................................    15
     Ownership..............................................    15
     Annuitant..............................................    16
     Modification of the Contract...........................    16
     Assignment.............................................    16
     Death Benefit..........................................    16
PURCHASES, WITHDRAWALS AND CONTRACT VALUE...................    17
     Purchase Payments......................................    17
     Allocation of Purchase Payments........................    18
     Accumulation Units.....................................    18
     Free Look..............................................    18
     Transfers During the Accumulation Phase................    19
     Automatic Dollar Cost Averaging Program................    20
     Asset Allocation Rebalancing...........................    21
     Principal Advantage Program............................    21
     Withdrawals............................................    21
     Systematic Withdrawal Program..........................    22
     Minimum Contract Value.................................    22
INCOME PHASE................................................    22
     Annuity Date...........................................    22
     Income Options.........................................    23
     Transfers During the Income Phase......................    24
     Deferment of Payments..................................    24
TAXES.......................................................    24
     Annuity Contracts in General...........................    24
     Tax Treatment of Distributions -- Non-qualified
      Contracts.............................................    25

ITEM                                                          PAGE
                                                              ----
     Tax Treatment of Distributions -- Qualified
      Contracts.............................................    25
     Minimum Distributions..................................    26
     Tax Treatment of Death Benefits........................    26
     Contracts Owned by a Trust or Corporation..............    26
     Gifts, Pledges and/or Assignments of a Non-qualified
      Contract..............................................    27
     Diversification and Investor Control...................    27
ADMINISTRATION..............................................    27
     Distribution of Contracts..............................    28
CUSTODIAN...................................................    28
LEGAL PROCEEDINGS...........................................    28
REGISTRATION STATEMENT......................................    29
INDEPENDENT ACCOUNTANTS.....................................    29
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....    29
APPENDIX A -- MARKET VALUE ADJUSTMENT ("MVA")...............   A-1
APPENDIX B -- WITHDRAWALS AND WITHDRAWAL CHARGES............   B-1
APPENDIX C -- PREMIUM TAXES.................................   C-1
APPENDIX D -- CONDENSED FINANCIAL INFORMATION...............   D-1


All financial representatives or agents that sell the contracts offered by this prospectus are required to deliver a prospectus.

--------------------------------------------------------------------------------

                                  DEFINITIONS
--------------------------------------------------------------------------------

     The following terms, as used in this prospectus, have the indicated meanings:

ACCUMULATION PHASE -- The period during which you invest money in your contract.

ACCUMULATION UNIT -- A unit of measurement which we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S) -- The person(s) on whose life (lives) we base income payments.

ANNUITY DATE -- The date on which income payments begin, as selected by you.

ANNUITY UNIT(S) -- A measurement we use to calculate the amount of income payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY -- The person designated to receive any benefits under the contract if you or the Annuitant dies.

INCOME PHASE -- The period during which we make income payments to you.

IRS -- The Internal Revenue Service.

NON-QUALIFIED (CONTRACT) -- A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PURCHASE PAYMENTS -- The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT) -- A contract purchased with pre-tax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or IRA.

TRUST -- Mutual Fund Variable Annuity Trust, an open-end management investment company.

UNDERLYING FUND(S) -- The underlying series of the Trust in which the Variable Portfolios invest.

VARIABLE PORTFOLIO(S) -- The variable investment options available under the contract. Each Variable Portfolio has its own investment objective and is invested in the underlying investments of the Trust.

------------------------------------------------------
------------------------------------------------------
                                   HIGHLIGHTS
------------------------------------------------------
------------------------------------------------------

     The Vista Capital Advantage Variable Annuity is a contract between you and Anchor National Life Insurance Company ('Anchor National"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in a variety of variable and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.

     FREE LOOK: You may cancel your contract within 10 days after receiving it (or whatever period is required in your state). You will receive whatever your contract is worth on the day that we receive your request. The amount refunded may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A VISTA CAPITAL ADVANTAGE VARIABLE ANNUITY in the prospectus.


     EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $30 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct Separate Account charges which equal 1.40% annually of the average daily value of your contract allocated to the Variable Portfolios. There are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for those features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been in the contract for seven complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A VISTA CAPITAL ADVANTAGE VARIABLE ANNUITY and EXPENSES IN THE PROSPECTUS.

ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income taxes on earnings and untaxed contributions when you withdraw them. Payments received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFIT: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also chose from five different income options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.

INQUIRIES: If you have questions about your contract call your financial advisor or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone Number: (800) 445-SUN2.


     ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY PROVIDE DIFFERENT FEATURES AND BENEFITS OFFERED AT DIFFERENT FEES, CHARGES AND EXPENSES. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP YOU MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

  PLEASE READ THE PROSPECTUS CAREFULLY FOR MORE DETAILED INFORMATION REGARDING THESE AND OTHER FEATURES AND BENEFITS OF THE CONTRACT, AS WELL AS THE RISKS OF
                                   INVESTING.

--------------------------------------------------------------------------------

                                   FEE TABLES
--------------------------------------------------------------------------------

                           OWNER TRANSACTION EXPENSES

WITHDRAWAL CHARGE (AS A PERCENTAGE OF PURCHASE PAYMENTS):


                            YEAR
       One..................................................     6%
       Two..................................................     6%
       Three................................................     5%
       Four.................................................     5%
       Five.................................................     4%
       Six..................................................     3%
       Seven................................................     2%
       Eight................................................     0%
ANNUAL CONTRACT MAINTENANCE FEE.............................    $30
TRANSFER FEE................................................    $25
(No transfer fee applies to the first 15 transfers in each
contract year; thereafter, fee is $25 ($10 in Pennsylvania
and Texas) per transfer in any contract year.)


--------------------------------------------------------------------------------

                        ANNUAL SEPARATE ACCOUNT EXPENSES
                   (AS A PERCENTAGE OF DAILY NET ASSET VALUE)


MORTALITY AND EXPENSE RISK CHARGE...........................  1.25%
DISTRIBUTION EXPENSE CHARGE.................................  0.15%
                                                              ----
       TOTAL EXPENSE CHARGE.................................  1.40%
                                                              ====


                             ANNUAL TRUST EXPENSES
                       MUTUAL FUND VARIABLE ANNUITY TRUST
(AS A PERCENTAGE OF AVERAGE NET ASSETS AFTER REIMBURSEMENT OR WAIVER OF EXPENSES
                                FOR THE TRUST'S

                      FISCAL YEAR ENDED AUGUST 31, 2002):



                                                                                         TOTAL ANNUAL
                                                     MANAGEMENT FEE    OTHER EXPENSES     EXPENSES*
                                                     --------------    --------------    ------------
International Equity...............................       .00%             1.10%            1.10%
Capital Growth.....................................       .00%              .90%             .90%
Growth and Income..................................       .00%              .90%             .90%
Asset Allocation...................................       .00%              .85%             .85%
U.S. Government Income.............................       .00%              .80%             .80%
Money Market.......................................       .00%              .55%             .55%


---------------

* Absent fee waivers or reimbursement of expenses by the adviser, you would have incurred the following expenses during the last fiscal year: International Equity 3.88%; Capital Growth 2.29%; Growth and Income 1.95%; Asset Allocation 3.31%; U.S. Government Income 2.47%; and Money Market 2.55%.


       THE ABOVE EXPENSES WERE PROVIDED BY THE TRUST. THE COMPANY HAS NOT
                   VERIFIED THE ACCURACY OF THE INFORMATION.

--------------------------------------------------------------------------------


                                EXPENSE EXAMPLES

--------------------------------------------------------------------------------


You will pay the following expenses on a $1,000 investment in each Variable Portfolio, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment, (assuming the waiver, reimbursement or recoupment will continue for the period shown) if applicable and:


          (a) You surrender the contract at the end of the stated time period;

          (b) You do not surrender the contract.*

                                                                    TIME PERIODS
                                                      ----------------------------------------
                  PORTFOLIO                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
                  ---------                           ------    -------    -------    --------
International Equity.........................  (a)     $86       $130       $177        $291
                                               (b)     $26       $ 80       $137        $291
Capital Growth...............................  (a)     $84       $124       $167        $271
                                               (b)     $24       $ 74       $127        $271
Growth and Income............................  (a)     $84       $124       $167        $271
                                               (b)     $24       $ 74       $127        $271
Asset Allocation.............................  (a)     $84       $123       $164        $266
                                               (b)     $24       $ 73       $124        $266
U.S. Government Income.......................  (a)     $83       $121       $162        $261
                                               (b)     $23       $ 71       $122        $261
Money Market.................................  (a)     $81       $114       $149        $235
                                               (b)     $21       $ 64       $109        $235

---------------
* We do not currently assess a surrender charge upon annuitization.

EXPLANATION OF FEE TABLES AND EXAMPLES


1. The purpose of the Fee Tables is to show you the various expenses you would incur directly and indirectly by investing in the contract. Additional information on the portfolio company fees can be found in the Trust prospectus located behind this prospectus.


2. For the Underlying Funds the adviser, J.P. Morgan Fleming Asset Management
   (USA) ("JPMFAM (USA)"), has voluntarily agreed to waive fees or reimburse certain expenses, to keep annual operating expenses at the levels indicated under "Annual Trust Expenses" on the prior page. The adviser also may voluntarily waive or reimburse additional amounts to increase an Underlying Fund's investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within two years after such waivers or reimbursements are granted, provided that the Underlying Fund is able to make such payment and remain in compliance with the foregoing expense limitations.


3. In addition to the stated assumptions, the Examples also assume a Separate Account expense of 1.40% and that no transfer fees were imposed. Although premium taxes may apply in certain states, they are not reflected in the Examples.


4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

        THE HISTORICAL ACCUMULATION UNIT VALUES ARE CONTAINED IN APPENDIX
                       D -- CONDENSED FINANCIAL INFORMATION.

--------------------------------------------------------------------------------

                                PERFORMANCE DATA
--------------------------------------------------------------------------------

     We advertise the Money Market Portfolio's "yield" and "effective yield." Both figures are based on historical earnings and are not intended to indicate future performance. The "yield" of the Money Market Portfolio refers to the net income generated for a contract funded by an investment in the Money Market Portfolio over a seven-day period. This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Money Market Portfolio is assumed to be reinvested at the end of each seven-day period. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. Neither the yield nor the effective yield takes into consideration the effect of any capital changes that might have occurred during the seven-day period, nor do they reflect the impact of premium taxes or any withdrawal charges. The impact of other recurring charges on both yield figures is, however, reflected in them to the same extent it would affect the yield (or effective yield) for a contract of average size.

     In addition, the separate account may advertise "total return" data for its other Variable Portfolios. Like the yield figures described above, total return figures are based on historical data and are not intended to indicate future performance. The "total return" is a computed rate of return that, when compounded annually over a stated period of time and applied to a hypothetical initial investment in a Variable Portfolio made at the beginning of the period, will produce the same contract value at the end of the period that the hypothetical investment would have produced over the same period (assuming a complete redemption of the contract at the end of the period). Recurring contract charges are reflected in the total return figures in the same manner as they are reflected in the yield data for contracts funded through the Money Market Portfolio. The effect of applicable withdrawal charges due to the assumed redemption will be reflected in the return figures, but may be omitted in additional return figures given for comparison.

     The separate account may also advertise an annualized 30-day (or one month) yield figure for Variable Portfolios other than the Money Market Portfolio. These yield figures are based upon the actual performance of the Variable Portfolio over a 30-day (or one month) period ending on a date specified in the advertisement. Like the total return data described above, the 30-day (or one month) yield data will reflect the effect of all recurring contract charges (but will not reflect any withdrawal charges or premium taxes). The yield figure is derived from net investment gain (or loss) over the period expressed as a fraction of the investment's value at the end of the period.

     More detailed information on the computation of advertised performance data for the separate account is contained in the SAI.

--------------------------------------------------------------------------------

              DESCRIPTION OF ANCHOR NATIONAL, THE SEPARATE ACCOUNT
                            AND THE GENERAL ACCOUNT
--------------------------------------------------------------------------------

ANCHOR NATIONAL LIFE INSURANCE COMPANY

     Anchor National issues the Vista Capital Advantage Variable Annuity. When you purchase a Vista Capital Advantage Variable Annuity, a contract exists between you and Anchor National. Anchor National is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. We conduct life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect wholly-owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation.

     Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Asset Management Corp., and AIG Advisors Group, Inc. (comprising seven wholly owned broker-dealers and two investment advisors), specialize in retirement savings and investment products and services. Business focuses include variable annuities, mutual funds and broker-dealer services.



     Anchor National may advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch Ratings ("Fitch's"). A.M. Best's and Moody's ratings reflect their current opinion of Our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Variable Portfolios.


SEPARATE ACCOUNT


     Anchor National originally established Variable Annuity Account Two (the "separate account") on May 24, 1994. The separate account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended. Anchor National owns the assets of the separate account. However, the assets in the separate account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized), resulting from assets in the separate account are credited to or charged against the separate account without regard to other income, gains, or losses of Anchor National. Assets in the separate account are not guaranteed by Anchor National.


GENERAL ACCOUNT

     Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

--------------------------------------------------------------------------------

                           VARIABLE PORTFOLIO OPTIONS
--------------------------------------------------------------------------------

     The contract currently offers six Variable Portfolios. These Variable Portfolios invest in shares of the Mutual Fund Variable Annuity Trust. These Variable Portfolios operate similarly to a mutual fund but are only available through the purchase of this annuity contract. The Underlying Funds are:

        - INTERNATIONAL EQUITY                          - ASSET ALLOCATION
        - CAPITAL GROWTH                                - U.S. GOVERNMENT INCOME
        - GROWTH AND INCOME                             - MONEY MARKET


     JPMFAM (USA) acts as investment adviser and JPMorgan Chase Bank ("JPMorgan Chase") acts as administrator and custodian for the Trust. J.P. Morgan Fleming Asset Management (London) Limited ("JPMFAM (London)") is the investment subadviser to the International Equity Portfolio. As investment adviser to the Underlying Funds, JPMFAM (USA) makes investment decisions subject to policies set by the Board of Trustees of the Trust. As administrator of the Underlying Funds, JPMorgan Chase provides certain services including coordinating relationships with independent contractors and agents; preparing and filing of certain documents; preparing financial statements; arranging for the maintenance of books and records; and providing office facilities. Certain of these services have been delegated to J.P. Morgan Fund Distributors, Inc. ("JPMFD") which serves as sub-administrator to the Underlying Funds. As custodian for the Underlying Funds, JPMorgan Chase's responsibilities include safeguarding and controlling the Underlying Funds' cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on investments, maintaining books of original entry and other required books and accounts, and calculating daily net asset values.

     The Underlying Funds' investment objectives are as follows:

     INTERNATIONAL EQUITY PORTFOLIO seeks long-term capital appreciation and income by investing primarily in a portfolio of marketable equity securities of issuers located throughout the world.

     CAPITAL GROWTH PORTFOLIO seeks long-term capital appreciation. This Variable Portfolio invests primarily in common stocks which are widely diversified by industry and company.

     GROWTH AND INCOME PORTFOLIO seeks growth of capital and income by investing primarily in common stocks and other securities which demonstrate the potential for appreciation and/or dividends.

     ASSET ALLOCATION PORTFOLIO seeks high total return (including income and capital gains) by investing in a diversified portfolio of equity and debt securities, including common stocks, convertible securities and government and corporate fixed-income obligations. The Adviser considers both the opportunity for gain and the risk of loss in making investments, and may alter the percentages of assets invested in equity and fixed income securities, depending on the judgment of the Adviser as to general market and economic conditions, trends and yields and interest rates and changes in fiscal and monetary policies.

     U.S. GOVERNMENT INCOME PORTFOLIO seeks relatively high current income, liquidity and security of principal. This Variable Portfolio invests in obligations issued, guaranteed or insured by the U.S. Government, its agencies or instrumentalities. Neither the United States nor any of its agencies insures or guarantees the market value of shares of this Variable Portfolio.

     MONEY MARKET PORTFOLIO seeks high current income while preserving capital by investing in a diversified selection of money market investments.

     There is no assurance that the investment objective of any of the Underlying Funds will be met. You bear the complete investment risk for Purchase Payments allocated to a Variable Portfolio. Contract values will fluctuate in accordance with the investment performance of the Variable Portfolio(s). Additionally, contract fees and charges reduce investment return.

     You should read the prospectus for the trust carefully. The prospectus contains detailed information about the underlying funds, including more detailed information about each underlying funds' investment objective and risk factors.

VOTING RIGHTS


     Anchor National is the legal owner of the Trust's shares. However, when a Variable Portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.


SUBSTITUTION




     We may amend your contract due to changes to the Variable Portfolios offered under your contract. For example, we may offer new Variable Portfolios, delete Variable Portfolios, or stop accepting allocations and/or investments in a particular Variable Portfolio. We may move assets and re-direct future premium allocations from one Variable Portfolio to another if we receive investor approval through a proxy vote or SEC approval for a fund substitution. This would occur if a Variable Portfolio is no longer an appropriate investment for the contract, for reasons such as continuing substandard performance, or for changes to the portfolio manager, investment objectives, risks and strategies, or federal or state laws. The new Variable Portfolio offered may have different fees and expenses. You will be notified of any upcoming proxies or substitutions that affect your Variable Portfolio choices.


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                             FIXED ACCOUNT OPTIONS
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FIXED ACCOUNTS

     The contract also offers fixed account options for periods of 1, 3, 5, 7 or 10 years. We call these time periods guarantee periods. All of these fixed account options pay interest at rates set and guaranteed by Anchor National. Interest rates may differ from time to time and are set at our sole discretion. We will never credit less than a 3% annual effective rate to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from interest rates offered for subsequent Purchase Payments and money already in the fixed account options. In addition, different guarantee periods offer different interest rates. Once established, the rates for specified payments do not change during the specified period.

     When a guarantee period ends, you may leave your money in the same guarantee period. You may also reallocate your money to another fixed account option or to the Variable Portfolios. If you want to reallocate your money you must contact us within 30 days after the end of the current guarantee period and instruct us how to reallocate the money. If we do not hear from you, we will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.

MARKET VALUE ADJUSTMENT ("MVA")


     NOTE: MARKET VALUE ADJUSTMENTS APPLY TO THE 1, 3, 5, 7 AND 10-YEAR FIXED ACCOUNT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL ADVISOR FOR MORE INFORMATION.



     If you take money out of the multi-year fixed account options before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed account option and the time when you withdraw that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.


     We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed account option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

     Generally, if interest rates drop between the time you put your money into the fixed account options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.

     Where the MVA is negative, we deduct the adjustment from any money remaining in the fixed account option. If there is not enough money in the fixed account option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the MVA is positive, we add the adjustment to your withdrawal amount.


     The multi-year MVA fixed accounts are not available to Maryland and Washington state policyholders.

     Anchor National does not assess an MVA against withdrawals under the following circumstances:



     - If a withdrawal is made within 30 days after the end of a guarantee period;



     - If a withdrawal is made to pay contract fees and charges;



     - To pay a death benefit; and



     - Upon annuitization, if occurring on the latest Annuity Date.



     The 1-year fixed account option and the DCA fixed account options do not impose a negative MVA.


     APPENDIX A shows how to calculate the MVA.

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                                CONTRACT CHARGES
--------------------------------------------------------------------------------

     There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or the insurance and withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES


     The Company deducts a Separate Account charge in the amount of 1.40%, annually of the value of your contract invested in the Variable Portfolios. We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.


     Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.


     If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference. The insurance charge is expected to result in a profit. Profit may be used for any legitimate cost/expense including distribution, depending upon market conditions.


WITHDRAWAL CHARGES


     The contract provides a free withdrawal amount every year. (SEE CONTRACT CHARGES, FREE WITHDRAWAL AMOUNT, PAGE 15.) Additionally, earnings in your contract may be withdrawn free of withdrawal charges. If you take money out in excess of the free withdrawal amount, you may incur a withdrawal charge.


     We apply a withdrawal charge against each Purchase Payment you put into the contract. After a Purchase Payment has been in the contract for seven complete years, no withdrawal charge applies to that Purchase Payment. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:


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         YEAR              1         2         3         4         5         6         7         8
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  WITHDRAWAL CHARGE       6%        6%        5%        5%        4%        3%        2%        0%
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     When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

     Whenever possible, we deduct the withdrawal charge from the money remaining in your contract. If you withdraw all of your contract value, applicable withdrawal charges are deducted from the amount withdrawn.

     We do not assess a withdrawal charge for money withdrawn to pay a death benefit or to begin the Income Phase of your contract. Withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. SEE TAXES, PAGE 24.

     APPENDIX B provides more information on withdrawals and the withdrawal charge.

INVESTMENT CHARGES

     Charges are deducted from your Variable Portfolios for the advisory and other expenses of the Underlying Funds. THE FEE TABLES LOCATED AT PAGE 7 illustrate these charges and expenses. For more detailed information on these investment charges, refer to the attached prospectus for the Trust.

CONTRACT MAINTENANCE FEE

     During the Accumulation Phase, we subtract a contract maintenance fee from your account once per contract year. This charge compensates us for the cost of contract administration. We deduct the $30 contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. If you withdraw your entire contract value, the fee is deducted from that withdrawal.

TRANSFER FEE


     Generally, We currently permit 15 free transfers between investment options each contract year. After that, a charge of $25 applies to each additional transfer in any one contract year ($10 in Pennsylvania and Texas). SEE TRANSFERS DURING THE ACCUMULATION PHASE, PAGE 19.


PREMIUM TAX

     Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently, we deduct the charge for premium taxes when you take a full withdrawal or begin the Income Phase of the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX C provides more information about premium taxes.

INCOME TAXES

     We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

     Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria used to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

     We may make such a determination regarding sales to our employees, our affiliates' employees and employees of currently contracted broker-dealers, our registered representatives and immediate family members of all of those described.

     We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

FREE WITHDRAWAL AMOUNT

     Your contract provides for a free withdrawal amount each year. Purchase Payments that are no longer subject to a withdrawal charge and not previously withdrawn, plus earnings, may be withdrawn without penalty.


     After the first full contract year, the contract provides for a free withdrawal amount on your first withdrawal of the contract year. The free withdrawal amount is the greater (1) 10% of your total Purchase Payments invested for at least one year and not yet withdrawn; only available for first withdrawal of contract year or (2) earnings in your contract. Total Purchase Payments are equal to your total Purchase Payments invested in the contract less any Purchase Payments withdrawn upon which a surrender charge was paid and the amount of the surrender charge. Additionally, once a Purchase Payment is no longer subject to withdrawal charges, it is no longer included when determining total Purchase Payments.


     Upon a full surrender of your contract, to the extent you previously withdraw Purchase Payments free of a withdrawal charge under the free withdrawal provision, we will recoup the full withdrawal charge on such amounts, as if that money was still invested in the contract on the date of surrender.

     We will waive the withdrawal charge upon payment of a death benefit. Where legally permitted, the withdrawal charge may be eliminated when a contract is issued to an officer, director or employee of the Company or its affiliates.

NURSING HOME WAIVER

     If your contract was issued with the appropriate rider and you are confined to a nursing home for 60 days or longer, we may waive the withdrawal charge and/or the MVA on certain withdrawals prior to the Annuity Date (not available in Texas). The waiver applies only to withdrawals made while you are in a nursing home or within 90 days after you leave the nursing home. Your rider prohibits use of this waiver during the first 90 days after purchase. In addition, the confinement period for which you seek the waiver must begin after you purchase your contract.

     In order to use this waiver, you must submit with your withdrawal request, the following documents: (1) a doctor's note recommending admittance to a nursing home; (2) an admittance form which shows the type of facility you entered; and (3) a bill from the nursing home which shows that you met the 60 day confinement requirement.

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                          DESCRIPTION OF THE CONTRACTS
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SUMMARY

     This contract works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase while you make payments into the contract. The Income Phase begins when you request that we begin making payments to you out of the money accumulated in your contract.

OWNERSHIP

     The Vista Capital Advantage Variable Annuity is a Flexible Payment Group Deferred Annuity Contract. Anchor National issues a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity Contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.

ANNUITANT

     The annuitant is the person on whose life we base income payments. You may change the Annuitant at any time before the Annuity Date. You may also designate a second person on whose life, together with the annuitant, income payments depend. If the annuitant dies before the Annuity Date, you must notify us and select a new annuitant.

MODIFICATION OF THE CONTRACT

     Only the Company's President, a Vice President or Secretary may approve a change or waive a provision of the contract. Any change or waiver must be in writing. We reserve the right to modify the terms of the contract as necessary to comply with changes in applicable law.

ASSIGNMENT

     Contracts issued pursuant to Non-qualified plans that are not subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA") may be assigned by the owner at any time during the lifetime of the Annuitant prior to the Annuity Date. We will not be bound by any assignment until written notice is received by us at our Annuity Service Center. We are not responsible for the validity, tax or other legal consequences of any assignment. An assignment will not affect any payments we may make or actions we may take before we receive notice of the assignment.

     If the contract is issued pursuant to a Qualified plan (or a Non-qualified plan that is subject to Title 1 of ERISA), it may not be assigned, pledged or otherwise transferred except under such conditions as may be allowed under applicable law.

     BECAUSE AN ASSIGNMENT MAY BE A TAXABLE EVENT, YOU SHOULD CONSULT A COMPETENT TAX ADVISER SHOULD YOU WISH TO ASSIGN YOUR CONTRACT.

DEATH BENEFIT

     If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary.

     If you were less than age 70 when your contract was issued, the death benefit is equal to the greater of:

     1. the value of your contract at the time we receive satisfactory proof of death; or

     2. total Purchase Payments less any withdrawals (and any fees or charges applicable to such withdrawals); or

     3. the maximum anniversary value on any contract anniversary preceding your death. The anniversary value equals the value of your contract on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) since that contract anniversary.

     If you were age 70 or older when your contract was issued, the death benefit will equal the value of your contract at the time we receive satisfactory proof of death.

     We do not pay the death benefit if you die after you switch to the Income Phase. However, if you die during the Income Phase, your Beneficiary receives any remaining guaranteed income payments in accordance with the income option you selected. (SEE INCOME PHASE, INCOME OPTIONS, PAGE 23.)


     You name your Beneficiary. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation.

     We pay the death benefit when we receive satisfactory proof of death. We consider the following satisfactory proof of death:

     1. a certified copy of the death certificate; or

     2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

     3. a written statement by a medical doctor who attended the deceased at the time of death; or

     4. any other proof satisfactory to us.

     We may require additional proof before we pay the death benefit.

     The death benefit payment must begin immediately upon receipt of all necessary documents. In any event, the death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an income option. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Payments must begin within one year of the date of your death. If a Beneficiary does not elect a specific form of pay out within 60 days of our receipt of proof of death, we pay a lump sum death benefit to the Beneficiary.

     If the Beneficiary is the spouse of a deceased owner, he or she can elect to continue the contract at the then current value. If the Beneficiary/spouse continues the contract, we do not pay a death benefit to him or her.

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                   PURCHASES, WITHDRAWALS AND CONTRACT VALUE
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PURCHASE PAYMENTS

     A Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

     This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether your contract is Qualified or Non-qualified for tax purposes. SEE TAXES, PAGE 24.

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                                                     MINIMUM
                          MINIMUM INITIAL           SUBSEQUENT
                          PURCHASE PAYMENT       PURCHASE PAYMENT
--------------------------------------------------------------------
      Qualified                $2,000                  $250
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    Non-Qualified              $5,000                  $250
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     Prior Company approval is required to accept Purchase Payments greater than $1,000,000. The Company reserves the right to refuse any Purchase Payment including one which would cause Total Purchase Payments to exceed $1,000,000 at the time of the Purchase Payment. Further, we reserve the right to aggregate all contracts having the same owners' and/or annuitants' social security or federal tax identification number for purposes of determining which contracts and/or purchase payments require Company pre-approval. Also, the optional automatic payment plan allows you to make subsequent Purchase Payments of as little as $20.

     We may refuse any Purchase Payment. In general, Anchor National will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless it is shown that the minimum distribution required by the IRS is being made. In addition, we may not issue a contract to anyone over age 85.

ALLOCATION OF PURCHASE PAYMENTS

     We invest your Purchase Payments in the fixed and variable investment options according to your instructions. If we receive a Purchase Payment without allocation instructions, we invest the money according to your last allocation instructions. SEE VARIABLE PORTFOLIO OPTIONS, PAGE 10 AND FIXED ACCOUNT OPTIONS, PAGE 12.

     In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paperwork at our principal place of business. We allocate your initial purchase payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you, or;

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

     When you allocate a Purchase Payment to the Variable Portfolios, we credit your contract with Accumulation Units of the separate account. We base the number of Accumulation Units you receive on the unit value of the Variable Portfolio as of the day we receive your money if we receive it before 1 p.m. Pacific Standard Time, or on the next business day's unit value if we receive your money after 1 p.m. Pacific Standard Time. The value of an Accumulation Unit will go up and down based on the performance of the Variable Portfolios.

     We calculate the value of an Accumulation Unit each day that the New York Stock Exchange ("NYSE") is open as follows:

     1. We determine the total value of money invested in a particular Variable Portfolio;

     2. We subtract from that amount all applicable contract charges; and

     3. We divide this amount by the number of outstanding Accumulation Units.

     We determine the number of Accumulation Units credited to your contract by dividing the Purchase Payment by the Accumulation Unit value for the specific Variable Portfolio.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Asset Allocation Portfolio. The value of an Accumulation Unit for the Asset Allocation Portfolio is $11.10 when the NYSE closes on Wednesday. Your Purchase Payment of $25,000 is then divided by $11.10 and we credit your contract on Wednesday night with 2252.52 Accumulation Units of the Asset Allocation Portfolio.

     Performance of the Variable Portfolios and the charges and expenses under your contract affect Accumulation Unit values. These factors cause the value of your contract to go up and down.

FREE LOOK

     You may cancel your contract within ten days after receiving it (or longer if required by state law). Anchor National calls this a "free look." To cancel, you must mail the contract along with your free look request to the Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. We will refund the value of your contract on the day we receive your request. The amount refunded to you may be more or less than the amount you originally invested.

     Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look.

TRANSFERS DURING THE ACCUMULATION PHASE

     During the Accumulation Phase you may transfer funds between the Variable Portfolios and/or the fixed account options. You must transfer at least $100. If less than $100 will remain in any Variable Portfolio after a transfer, that amount must be transferred as well.

     You may request transfers of your account value between the Variable Portfolios and/or the fixed account options in writing or by telephone. We currently allow 15 free transfers per contract per year. A charge of $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year applies after the first 15 transfers. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the automatic asset rebalancing program do not count against your 15 free transfers.

     We accept transfer requests by telephone unless you specify not to on your contract application. Additionally, in the future you may be able to execute transfers or other financial transactions over the internet. When receiving instructions over the telephone, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone.

     Upon implementation of internet account transfers we will have appropriate procedures in place to provide reasonable assurance that the transactions executed are genuine. Thus, Anchor National would not be responsible for any claim, loss or expense from any error resulting from instructions received over the internet. If we fail to follow any procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

     We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the Underlying Funds.


     This product is not designed for professional "market timing" organizations or other organizations or individuals engaged in trading strategies that seek to benefit from short term price fluctuations or price irregularities by making programming transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio in which the Variable Portfolios invest. These marketing timing strategies are disruptive to the underlying portfolios in which the Variable Portfolios invest and thereby potentially harmful to investors. If we determine, in our sole discretion, that your transfer patterns among the Variable Portfolios reflect a market timing strategy, we reserve the right to take action to protect the other investors. Such action may include but would not be limited to restricting the mechanisms you can use to request transfers among the Variable Portfolios or imposing penalty fees on such trading activity and/or otherwise restricting transfer options in accordance with state and federal rules and regulations.



     Certain transfers will be restricted in order to protect you from abusive or disruptive trading activity. You can request up to 15 transfers per contract each contract year via U.S. Mail, telephone or facsimile. Any transfer request in excess of 15 transfers per contract year must be submitted in writing by U.S. Mail. Transfer requests sent by same day mail, overnight mail or courier service will not be accepted. Transfer requests required to be submitted by U.S. Mail can only be cancelled in a written request submitted via U.S. Mail. We will process any transfer request as of the day we receive it, if received before 1:00 p.m. Pacific Standard Time ("PST"). If received after 1:00 p.m. PST, the request will be processed on the next business day. This policy will apply beginning September 30, 2002 through your next contract anniversary and then during each contract year thereafter. Transfers pursuant to Dollar Cost Averaging or Automatic Asset Rebalancing programs will not count towards Our calculation of when you have exceeded the 15 transfers for purposes of restricting your transfer rights. However, Dollar Cost Averaging transfers do count towards the 15 free transfers for purposes of determining when we will begin charging you for transfers over 15.



     Regardless of the number of transfers you have made, we will monitor and may terminate your transfer privileges after We notify you of the restriction, if we determine that you are engaging in a pattern of transfers that reflects a market timing strategy or is potentially harmful to other policy owners. Some of the factors we will consider include:



     - the dollar amount of the transfer;



     - the total assets of the Variable Portfolio involved in the transfer;



     - the number of transfers completed in the current calendar quarter; or



     - whether the transfer is part of a pattern of transfers to take advantage of short-term market fluctuations or market inefficiencies.



     For information regarding transfers during the Income Phase, SEE INCOME PHASE, TRANSFERS DURING THE INCOME PHASE, PAGE 24.


     We reserve the right to modify, suspend, waive or terminate these transfer provisions at any time.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM

     The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the Variable Portfolios. Under the program you systematically transfer a set dollar amount or percentage of portfolio value from the Money Market Portfolio, U.S. Government Income Portfolio or the 1-year fixed account option (source accounts) to any other Variable Portfolio. Fixed Account options are not available as target accounts for Dollar Cost Averaging. Transfers may be monthly, quarterly, semiannually or annually. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of the source account.

     The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

     We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Money Market Portfolio to the Growth and Income Portfolio over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following hypothetical values:

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                       ACCUMULATION            UNITS
      QUARTER           UNIT VALUE           PURCHASED
-----------------------------------------------------------
         1                $ 7.50                100
         2                $ 5.00                150
         3                $10.00                 75
         4                $ 7.50                100
         5                $ 5.00                150
         6                $ 7.50                100
-----------------------------------------------------------

     In this example, you paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

AUTOMATIC ASSET ALLOCATION REBALANCING PROGRAM


     Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The automatic asset rebalancing program addresses this situation. At your election, we periodically rebalance your investments to return your allocations to their original percentages.

     Asset rebalancing may involve shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. You request quarterly, semiannual or annual rebalancing. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year.

     We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want your initial Purchase Payment split between two Variable Portfolios. You want 50% in the U.S. Government Income Portfolio and 50% in the Capital Growth Portfolio. Over the next calendar quarter, the U.S. Government Income Portfolio outperforms the Capital Growth Portfolio. At the end of the calendar quarter, the U.S. Government Income Portfolio now represents 60% of your holdings because it has increased in value and the Capital Growth Portfolio represents 40% of your holdings. If you had chosen quarterly rebalancing, on the last day of that quarter, Anchor National would sell some of your units in the U.S. Government Income Portfolio to bring its holdings back to 50% and use the money to buy more units in the Capital Growth Portfolio to increase those holdings to 50%.

PRINCIPAL ADVANTAGE PROGRAM

     The principal advantage program allows you to invest in one or more Variable Portfolios without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options and Variable Portfolios. You decide how much you want to invest and approximately when you want a return of principal. Anchor National calculates how much of your Purchase Payment needs to be allocated to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program. The remaining principal is invested in the Variable Portfolio(s) of your choice.

     Anchor National reserves the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed investment option. You want the amount allocated to the fixed investment option to grow to $100,000 in 7 years. If the 7-year fixed investment option is offering a 5% interest rate, Anchor National allocates $71,069 to the 7-year fixed investment option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the Variable Portfolios, as determined by you, to provide opportunity for greater growth.

WITHDRAWALS

     You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;

     - by receiving income payments during the Income Phase. (SEE INCOME PHASE, PAGE 22.)

     Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA against withdrawals from the 3, 5, 7 or 10 year fixed account options. If you withdraw your entire contract value, a deduction for premium taxes and the contract maintenance fee also occurs. (SEE CONTRACT CHARGES, WITHDRAWAL CHARGE, PAGE 13.)

     Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% IRS penalty tax. (SEE TAXES, PAGE 24.)

     Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100 after the withdrawal. You must send a written withdrawal request. Unless you provide different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option in which your contract is invested.

     We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

     Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

     During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semiannual or annual payments from your contract. Electronic transfer of these funds to your bank account is available. The minimum amount of each withdrawal is $250. There must be at least $100 remaining in each Variable Portfolio after a withdrawal from your contract at all times. Withdrawals may be subject to a withdrawal charge, a MVA and taxation, and a 10% IRS penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program.

     The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. Anchor National reserves the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

     Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract value to you.

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                                  INCOME PHASE
--------------------------------------------------------------------------------

ANNUITY DATE

     During the Income Phase, we use the money accumulated in your contract to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your income option. Except as indicated under Option 5 below, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.

     Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

     If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences.

     In addition, most Qualified contracts require you to take minimum distributions after you reach age 70 1/2. (SEE TAXES, PAGE 24.)

INCOME OPTIONS

     Currently, this contract offers five income options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments based on joint lives, we pay according to option 3.

     We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and designate a new Annuitant.

     OPTION 1 -- LIFE INCOME ANNUITY

     This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

     OPTION 2 -- JOINT AND SURVIVOR LIFE ANNUITY

     This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

     OPTION 3 -- JOINT AND SURVIVOR LIFE ANNUITY WITH 10 YEARS GUARANTEED

     This option is similar to option 2 above, with an additional guarantee of payments for at least 10 years. If the Annuitant and the survivor die before all of the guaranteed income payments have been made, the remaining payments are made to the Beneficiary under your contract.

     OPTION 4 -- LIFE ANNUITY WITH 10 OR 20 YEARS GUARANTEED

     This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your contract.

     OPTION 5 -- INCOME FOR A SPECIFIED PERIOD

     This option provides income payments for a guaranteed period ranging from 3 to 30 years. If the Annuitant dies before all of the guaranteed income payments are made, the remaining income payments will be made to the Beneficiary under your contract. Additionally, if variable payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments.

     Please read the SAI for a more detailed discussion of the income options.

     You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the Variable Portfolios only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. Further, if you are invested in both the fixed and variable investment options when payments begin your payments will be fixed and variable. If income payments are fixed, Anchor National guarantees the amount of each payment. If the income payments are variable, the amount is not guaranteed.

     We make income payments on a monthly, quarterly, semiannual or annual basis. You instruct us to send you a check or to have the payments directly deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in income payments of less than $50 per payment, the frequency of your payments may be decreased, state law allowing.

     If you are invested in the Variable Portfolios after the Annuity Date your income payments vary depending on four things:

     - for life options, your age when payments begin, and;

     - the value of your contract in the Variable Portfolios on the Annuity Date, and;

     - the 3.5% assumed investment rate used in the annuity table for the contract, and;

     - the performance of the Variable Portfolios in which you are invested during the time you receive income payments.

     If you are invested in both the fixed account options and the Variable Portfolios after the Annuity Date, the allocation of funds between the fixed and variable options also impacts the amount of your income payments.

TRANSFERS DURING THE INCOME PHASE

     During the Income Phase, one transfer per month is permitted between the Variable Portfolios. No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

     We may defer making fixed income payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

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                                     TAXES
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     NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. THIS INFORMATION ADDRESSES GENERAL FEDERAL TAXATION MATTERS, AND GENERALLY DOES NOT ADDRESS STATE TAXATION ISSUES OR QUESTIONS. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE, WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.



ANNUITY CONTRACTS IN GENERAL



     The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments that satisfy specific tax and ERISA requirements automatically provide tax deferral regardless of whether the underlying contract is an annuity, a trust, or a custodial account. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.



     If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-Qualified contract. A Non-Qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.



     If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), plans of self-employed individuals (often referred to as H.R. 10 Plans or Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract. However, you normally will have cost basis in a Roth IRA, and you may have cost basis in a traditional IRA or in another Qualified Contract.



TAX TREATMENT OF DISTRIBUTIONS -- NON-QUALIFIED CONTRACTS



     If you make a partial or total withdrawal from a Non-Qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. Purchase payments made prior to August 14, 1982, however, are an important exception to this general rule, and for tax purposes are treated as being distributed before the earnings on those contributions. If you annuitize your contract, a portion of each income payment will be considered, for tax purposes, to be a return of a portion of your Purchase Payment(s). Any portion of each income payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) when paid in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) under an immediate annuity; or
(6) which are attributable to Purchase Payments made prior to August 14, 1982.



TAX TREATMENT OF DISTRIBUTIONS -- QUALIFIED CONTRACTS



     Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. As a result, with certain limited exceptions, any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any taxable withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments, made for your life or for the joint lives of you and your Beneficiary, that begins after separation from service with the employer sponsoring the plan; (5) to the extent such withdrawals do not exceed limitations set by the IRC for deductible amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC; only from an IRA); (7) to fund certain first-time home purchase expenses (only from an IRA); and, except in the case of an IRA; (8) when you separate from service after attaining age 55; (9) when paid for health insurance if you are unemployed and meet certain requirements; and (10) when paid to an alternate payee pursuant to a qualified domestic relations order.



     The IRC limits the withdrawal of an employee's voluntary Purchase Payments to a Tax-Sheltered Annuity (TSA). Withdrawals can only be made when an owner:
(1) reaches age 59 1/2; (2) severs employment with the employer; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) experiences a hardship (as defined in the IRC). In the case of hardship, the owner can only withdraw Purchase Payments. Additional plan limitations may also apply. Amounts held in a TSA annuity contract as of December 31, 1988 are not subject to these restrictions. Qualifying transfers of amounts from one TSA contract to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7), and qualifying transfers to a state defined benefit plan to purchase service credits, are not considered distributions, and thus are not subject to these withdrawal limitations. If amounts are transferred from a custodial account described in Code section 403(b)(7) to this contract the transferred amount will retain the custodial account withdrawal restrictions.



     Withdrawals from other Qualified Contracts are often limited by the IRC and by the employer's plan.



MINIMUM DISTRIBUTIONS



     Generally, the IRS requires that you begin taking annual distributions from qualified annuity contracts by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. If you own an IRA, you must begin taking distributions when you attain age 70 1/2, regardless of when you retire. If you own more than one TSA, you may be permitted to take your annual distributions in any combination from your TSAs. A similar rule applies if you own more than one IRA. However, you cannot satisfy this distribution requirement for your TSA contract by taking a distribution from an IRA, and you cannot satisfy the requirement for your IRA by taking a distribution from a TSA.



     You may be subject to a surrender charge on withdrawals taken to meet minimum distribution requirements, if the withdrawals exceed the contract's maximum penalty free amount.



     Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should consult your tax advisor for more information.



     You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semiannual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change or discontinue this service at any time.



     The IRS has issued new regulations, which are effective January 1, 2003, regarding required minimum distributions from qualified annuity contracts. One of the new regulations requires that the annuity contract value used to determine required minimum distributions include the actuarial value of other benefits under the contract, such as optional death benefits. This regulation does not apply to required minimum distributions made under an irrevocable annuity income option. We are currently awaiting further clarification from the IRS on this regulation, including how the value of such benefits is determined. You should discuss the effect of these new regulations with your tax advisor.



TAX TREATMENT OF DEATH BENEFITS



     Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.



CONTRACTS OWNED BY A TRUST OR CORPORATION



     A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-Qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. However, this treatment is not applied to a Contract held by a trust or other entity as an agent for a natural person nor to Contracts held by Qualified Plans. See the SAI for a more detailed discussion of the potential adverse tax consequences associated with non-natural ownership of a non-qualified annuity contract.

GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A NON-QUALIFIED CONTRACT



     If you transfer ownership of your Non-Qualified contract to a person other than your spouse (or former spouse incident to divorce) as a gift you will pay federal income tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. Also, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-Qualified contract as a withdrawal. See the SAI for a more detailed discussion regarding potential tax consequences of gifting, assigning or pledging a non-qualified contract.



DIVERSIFICATION AND INVESTOR CONTROL



     The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Variable Portfolios' management monitors the Variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.



     The diversification regulations do not provide guidance as to the circumstances under which you, and not Anchor National, would be considered the owner of the shares of the Variable Portfolios under your Nonqualified Contract, because of the degree of control you exercise over the underlying investments. This diversification requirement is sometimes referred to as "investor control." It is unknown to what extent owners are permitted to select investments, to make transfers among Variable Portfolios or the number and type of Variable Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the Nonqualified Contract, could be treated as the owner of the underlying Variable Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.



     These investor control limitations generally do not apply to Qualified Contracts, which are referred to as "Pension Plan Contracts" for purposes of this rule, although the limitations could be applied to Qualified Contracts in the future.


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                                 ADMINISTRATION

--------------------------------------------------------------------------------

     We are responsible for the administrative servicing of your contract. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.


     We send out transaction confirmations and quarterly statements. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.


     During the accumulation and income phases, you will receive a statement of your transactions over the past quarter and a summary of your account values.

     It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

DISTRIBUTION OF CONTRACTS

     Registered representatives of broker-dealers sell the contract. Anchor National pays commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 6.5% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

     From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.


     J.P. Morgan Fund Distributors, Inc. ("JPMFD"), located at 522 Fifth Avenue, New York, New York, 10036, serves as distributor of the Contracts. JPMFD is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. JPMFD is not affiliated with Anchor National or the Adviser to the Trust. No underwriting fees are paid in connection with the distribution of these contracts.


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                                   CUSTODIAN
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     JPMorgan Chase Bank, 3 Metrotech Center, Brooklyn, New York 11245, serves as the custodian of the assets of the separate account.

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                               LEGAL PROCEEDINGS
--------------------------------------------------------------------------------

     There are no pending legal proceedings affecting the separate account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the separate account.

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                             REGISTRATION STATEMENT
--------------------------------------------------------------------------------

     A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

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                            INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------


     The audited consolidated financial statements of AIG SunAmerica Life Assurance Company (formerly Anchor National Life Insurance Company) at December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 and the audited financial statements of Variable Annuity Account Two at August 31, 2002 and for the years ended August 31, 2002 and 2001, are incorporated by reference in this prospectus in reliance on the reports of PricewaterhouseCoopers LLP, independent accounts, given on the authority of said firm as experts in auditing and accounting.


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            TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
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     Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

                                                              PAGE
                                                              ----
Performance Data............................................     1
Income Payments.............................................     3
Annuity Unit Values.........................................     3
Qualified Plans.............................................     6
Distribution of Contracts...................................    10
Financial Statements........................................    11

                                   APPENDIX A

                        MARKET VALUE ADJUSTMENT ("MVA")

The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed account option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                          [(1+I/(1+J+0.005)](N/12) - 1

                  The MVA formula may differ in certain states where:

        I is the interest rate you are earning on the money invested in the fixed account option;

        J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed account option (fractional years are rounded up to the next full year); and

        N is the number of full months remaining in the term you initially agreed to leave your money in the fixed account option.

EXAMPLES OF THE MVA

     The examples below assume the following:

     (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed account option at a rate of 5%;

     (2) You make a partial withdrawal of $4,000 when 2 1/2 years (30 months) remain in the 10-year term you initially agreed to leave your money in the fixed account option (N=30);

     (3) The accumulated value attributable to the Purchase Payment on the date of withdrawal is $14,168.20; and

     (4) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for seven full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 3-year fixed account option is 4%.

     The MVA factor is = [(1+I/(1+J+0.005)](N/12) - 1
                       = [(1.05)/(1.04+.005)](30/12) - 1
                       = (1.004785)(2.5) - 1
                       = 1.012005 - 1
                       = + 0.012005

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                         $4,000 x (+0.012005) = +$48.02

$48.02 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 3-year fixed investment option (2 1/2 years rounded up to the next full year) is 6%.

     The MVA factor is = [(1+I)/(1+J+0.005)](N/12) - 1
                       = [(1.05)/(1.06+.005)](30/12) - 1
                       = (0.985915)(2.5) - 1
                       = 0.965160 - 1
                       = - 0.034840

The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:
                        $4,000 X (- 0.034840) = -$139.36

$139.36 represents the MVA that will be deducted from the money remaining in the 10-year fixed account option.

EXAMPLE OF FULL WITHDRAWAL WITH MVA AND WITHDRAWAL CHARGE

     Assume the same facts as in Part 2, above, except that under assumption (2) a complete withdrawal is requested with 4 1/2 years (54 months) remaining in the guarantee period (i.e., N = 54). The guarantee amount on the date of withdrawal is $12,908.13. As was the case with the Examples in Part 1, above, the earnings may be withdrawn free of withdrawal charge, leaving the initial Purchase Payment of $10,000 subject to the Charge. The applicable withdrawal charge is 3% or $300.

     EXAMPLE OF A POSITIVE MVA:

          Assume that on the date of withdrawal the current interest rate for a new guarantee period of 5 years is 4%:

          The MVA factor = [(1 + I)/(1 + J + .005)]N/12 -1
                         = [(1.05)/(1.04 + .005)](54/12) -1
                         = (1.004785)4.5 -1
                         = 1.021712 -1
                         = +0.021712

          The MVA is:

           ($12,908.13 - $300 - $30) X (+0.021712) = +$273.10

          And the net amount available upon surrender is:

           $12,908.13 - $300 + $273.10 - $30 = $12,851.23

     EXAMPLE OF A NEGATIVE MVA:

          Assume that on the date of withdrawal the current interest rate for a new guarantee period of 5 years is 6%:

          The MVA factor = [(1 + I)/(1 + J + .005)]N/12 -1
                         = [(1.05)/(1.06 + .005)](54/12) -1
                         = (0.985915)4.5 -1
                         = 0.938164 -1
                         = -0.061836

          The withdrawal charge of $300 and the contract maintenance fee of $30 are applied first; the MVA factor is applied against the remaining guarantee amount:

          MVA = ($12,908.13 - $300 - $30) X (-0.061836) = -$777.79

          The net amount available upon withdrawal is the guarantee amount reduced by the withdrawal charge, the MVA and the contract administration charge:

          $12,908.13 - $300 - $777.79 - $30 = $11,800.35

                                   APPENDIX B
                       WITHDRAWALS AND WITHDRAWAL CHARGES

PART 1 -- SEPARATE ACCOUNT (THE MVA DOES NOT APPLY TO THE SEPARATE ACCOUNT)

     These examples assume the following:

          (1) The initial Purchase Payment was $10,000, allocated solely to one Variable Portfolio;

          (2) The date of full surrender or partial withdrawal occurs during the 3rd contribution year;

          (3) The contract value at the time of surrender or withdrawal is $12,000; and

          (4) No other Purchase Payments or previous partial withdrawals have been made.

     EXAMPLE A -- FULL SURRENDER:

          (1) Earnings in the Variable Portfolio ($12,000 - $10,000 = $2,000) are not subject to the withdrawal charge.

          (2) The balance of the full surrender ($12,000 - $2,000 = $10,000) is subject to a 5% withdrawal charge applicable during the 3rd contribution year.

          (3) The amount of the withdrawal charge is .05 X $10,000 = $500.

          (4) The contract administration charge is deducted from the full surrender amount. The amount of the full surrender is $12,000 - $500 - $30 = $11,470.

     EXAMPLE B -- PARTIAL WITHDRAWAL (IN THE AMOUNT OF $3,000):

          (1) For the same reasons as given in Steps 1 and 2 of Example A, above, $2,000 can be withdrawn free of the withdrawal charge.

          (2) Although 10% of the Purchase Payment is available without imposition of a withdrawal charge (.10 X $10,000 = $1,000), this free withdrawal amount is, like the withdrawal charge, applied first to earnings. Since the earnings exceed the free withdrawal amount, only the earnings can be withdrawn free of the scheduled withdrawal charge.

          (3) The balance of the requested partial withdrawal
     ($3,000 - $2,000 = $1,000) is subject to the withdrawal charge applicable during the 3rd contribution year (5%).

          (4) The amount of the withdrawal charge is equal to the amount required to complete the partial withdrawal ($3,000 - $2,000 = $1,000) divided by (1 - .05) = 0.95, less the amount required to complete the partial withdrawal.

          withdrawal charge = ($1,000/0.95) - $1,000
                        = $52.63

     In this example, in order for the owner to receive the amount requested ($3,000), a gross withdrawal of $3,052.63 must be processed with $52.63 representing the withdrawal charge calculated above.

     Examples C and D assume the following:

          (1) The initial Purchase Payment was $20,000, allocated solely to one Variable Portfolio;

          (2) The full surrender or partial withdrawal occurs during the 3rd contribution year;

          (3) The owner's contract value at the time of surrender or withdrawal is $21,500; and

          (4) No other Purchase Payments or partial withdrawals have been made.

     EXAMPLE C -- PARTIAL WITHDRAWAL (IN THE MAXIMUM AMOUNT AVAILABLE WITHOUT
                 WITHDRAWAL CHARGE):

          (1) Earnings in the Variable Portfolio ($21,500 - $20,000 = $1,500) are not subject to the withdrawal charge.

          (2) An additional free withdrawal of 10% of the Purchase Payments less earnings (.10 X $20,000 - $1,500 = $500) is also available free of the withdrawal charge, so that

          (3) The maximum partial withdrawal without withdrawal charge is the sum of the earnings and the additional free withdrawal
     ($1,500 + $500 = $2,000).

     EXAMPLE D -- FULL SURRENDER IMMEDIATELY FOLLOWING THE PARTIAL WITHDRAWAL IN
                 EXAMPLE C:

        (1) The owner's contract value after the partial withdrawal in Example C is $21,500 - $2,000 = $19,500.

          (2) The Purchase Payment amount for calculating the withdrawal charge is the original $20,000 (additional free withdrawal amounts do not reduce the Purchase Payment amount for purposes of calculating the withdrawal charge).

          (3) The amount of the withdrawal charge is .05 X $20,000 = $1,000.

          (4) The contract administration charge is deducted from the full surrender amount. The amount of the full surrender is $19,500 - $1,000 - $30 = $18,470.

                           APPENDIX C - PREMIUM TAXES

     Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.

                                              QUALIFIED    NON-QUALIFIED
                   STATE                      CONTRACT       CONTRACT
========================================================================
California                                       0.50%          2.35%
------------------------------------------------------------------------
Maine                                               0%          2.00%
------------------------------------------------------------------------
Nevada                                              0%          3.50%
------------------------------------------------------------------------
South Dakota                                        0%          1.25%*
------------------------------------------------------------------------
West Virginia                                    1.00%          1.00%
------------------------------------------------------------------------
Wyoming                                             0%          1.00%
------------------------------------------------------------------------
------------------------------------------------------------------------


        * on the 1st $500,000 of premiums, 0.80% on amount in excess of $500,000.

                                   APPENDIX D

--------------------------------------------------------------------------------

                        CONDENSED FINANCIAL INFORMATION
                            ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------


                                 FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR   FISCAL YEAR
          PORTFOLIOS              08/31/98      08/31/99      08/31/00      08/31/01      08/31/02
          ----------             -----------   -----------   -----------   -----------   -----------
International Equity
  Beginning AUV................   $  11.67      $  11.22      $  13.83      $  16.45      $ 12.206
  Ending AUV...................   $  11.22      $  13.83      $  16.45      $  12.21      $ 11.140
  Ending Number of AUs.........    177,422       138,949        98,829        77,743        60,562
Capital Growth
  Beginning AUV................   $  17.51      $  14.43      $  18.58      $  23.46      $ 20.651
  Ending AUV...................   $  14.43      $  18.58      $  23.46      $  20.65      $ 15.946
  Ending Number of AUs.........    346,507       270,686       194,169       172,385       139,248
Growth and Income
  Beginning AUV................   $  17.47      $  16.29      $  19.47      $  21.19      $ 17.275
  Ending AUV...................   $  16.29      $  19.47      $  21.19      $  17.27      $ 14.349
  Ending Number of AUs.........    421,494       310,897       224,499       207,061       168,217
Asset Allocation
  Beginning AUV................   $  14.49      $  14.30      $  15.76      $  16.99      $ 14.199
  Ending AUV...................   $  14.30      $  15.76      $  16.99      $  14.20      $ 12.758
  Ending Number of AUs.........     94,030        90,646        72,790        67,946        62,006
U.S. Government Income
  Beginning AUV................   $  11.50      $  12.61      $  12.28      $  13.06      $ 14.245
  Ending AUV...................   $  12.61      $  12.28      $  13.06      $  14.24      $ 15.289
  Ending Number of AUs.........     75,003        72,653        60,517        56,958        50,317
Money Market
  Beginning AUV................   $  10.84      $  11.22      $  11.58      $  12.06      $ 12.485
  Ending AUV...................   $  11.22      $  11.58      $  12.06      $  12.49      $ 12.511
  Ending Number of AUs.........     22,868        31,391        19,313        20,194        15,815


---------------

AUV -- Accumulation Unit Value

AU -- Accumulation Units

--------------------------------------------------------------------------------

   Please forward a copy (without charge) of the Statement of Additional Information concerning Vista Capital Advantage issued by Anchor National Life Insurance Company to:

             (Please print or type and fill in all information.)

        ---------------------------------------------------------------------
        Name

        ---------------------------------------------------------------------
        Address

        ---------------------------------------------------------------------
        City/State/Zip


Date:  ------------------------------------   Signed:  ---------------------------------------

   Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                    PART II
                                    -------

                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.
               -------------------------------------------

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee ................................................   $  4,600
Printing and engraving ..............................................   $ 50,000
Legal fees and expenses .............................................   $ 10,000
Rating agency fees ..................................................   $  7,500
Miscellaneous .......................................................   $ 10,000
                                                                        --------
  Total .............................................................   $ 82,100

Item 15. Indemnification of Directors and Officers.
               ------------------------------------------

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.


Item 16. Exhibits and Financial Statement Schedules.
               -------------------------------------------

Exhibit
No.     Description
(1)     Underwriting Agreement                                             ***
(2)     Plan of Acquisition, Reorganization,
        Arrangement, Liquidation or Succession                             **
(3)     (a) Articles of Incorporation                                      +
        (b) By-Laws                                                        +
(4)     (a) Vista Capital Advantage Fixed and Variable Contract            ***
        (b) Application for Contract                                       ***
(5)     Opinion of Counsel re: Legality                                    *
(6)     Opinion re Discount on Capital Shares                              **
(7)     Opinion re Liquidation Preference                                  **
(8)     Opinion re Tax Matters                                             **
(9)     Voting Trust Agreement                                             **
(10)    Material Contracts                                                 **
(11)    Statement re Computation of Per Share Earnings                     **
(12)    Statement re Computation of Ratios                                 **
(14)    Material Foreign Patents                                           **
(15)    Letter re Unaudited Financial Information                          **
(16)    Letter re Change in Certifying Accountant                          **
(21)    Subsidiaries of Registrant                                         ***
(23)    (a) Consent of Independent Accountants                             *
        (b) Consent of Attorney                                            ***
(24)    Powers of Attorney                                                 *
(25)    Statement of Eligibility of Trustee                                **
(26)    Invitation for Competitive Bids                                    **
(27)    Financial Data Schedule                                            ****
(28)    Information Reports Furnished to State
          Insurance Regulatory Authority                                   **
(29)    Other Exhibits                                                     **


*       Filed Herewith
**      Not Applicable
*** Incorporated by Reference to Post-Effective Amendment No. 3 to Registration Statement No. 33-81476 on Form S-1 filed on 12-24-97.
**** Incorporated by Reference to Post-Effective Amendment No. 5 to Registration Statement No. 33-81476 on Form S-1 filed on 12-24-98.
***** Incorporated by Reference to Post- Effective Amendment 9 to Registration Statement No. 33-81476 on Form S-3 filed on December 19, 2000.
+ Incorporated by Reference to Post-Effective Amendment 17 to Registration Statement No. 33-81476 on Form S-3 filed on September 20, 2002, accession number 0000450148-02-002275.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 20th day of December, 2002.

                            By: ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            By:  /s/ JAY S. WINTROB
                                --------------------------------------
                                 Jay  S. Wintrob
                                 Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE                               TITLE                           DATE
   ---------                               -----                           ----
/s/ JAY S. WINTROB             Chief Executive Officer and Director    December 20, 2002
-------------------            (Principal Executive Officer)
Jay S. Wintrob



/s/ JANA W. GREER              President and Director                  December 20, 2002
-------------------
Jana W. Greer


/s/ N. SCOTT GILLIS            Senior Vice President and Director      December 20, 2002
-------------------            (Principal Financial Officer)
N. Scott Gillis


/s/ JAMES R. BELARDI           Director                                December 20, 2002
--------------------
James R. Belardi


/s/ MAURICE S. HEBERT          Vice President and Controller
---------------------          (Principal Accounting Officer)          December 20, 2002
Maurice S. Hebert


/s/ MARC H. GAMSIN             Director                                December 20, 2002
-------------------
Marc H. Gamsin


Dated:  December 20, 2002

                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    ----------------------------------------------------------------
5.             Opinion of Counsel re Legality of Securities

 (23a)         Consent of Independent Accountants

 (24)          Power of Attorney
